EXHIBIT 10.16

               AMENDMENT TO LOAN AND SECURITY AGREEMENT
     This Amendment to Loan and Security Agreement ("Amendment") dated as of March 31,1998 by and among FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033; and RHEOMETRIC SCIENTIFIC, INC. ("Borrower"), a New Jersey corporation with its chief executive office and principal place of business at One Possumtown Road, Piscataway, New Jersey 08854.

                      B A C K G R O U N D

     A. On February 23, 1996, Lender entered into a Loan and Security Agreement (as amended to date, the "Loan Agreement") with Borrower, the terms of which are incorporated herein by reference, and, in connection therewith, Borrower executed and delivered certain other documents and instruments (together with the Loan Agreement, the "Loan Documents").

     B. The parties desire to amend the Loan Agreement in the manner hereinafter set forth.

     C. Capitalized terms used herein which are not defined herein shall have the meanings given thereto in the Loan
Agreement.

       D. All amendments effected hereby are, unless otherwise stated herein to the contrary, effective as of the date hereof.

     NOW THEREFORE, intending to be legally bound, the parties agree as follows:

     1.   Reduction of Facility Limit, Inventory Sublimit.

          a. Facility Limit. Commencing on the opening of business on April 1, 1998 and on the opening of business on Wednesday (or, if not a Business Day, on the first Business Day thereafter) of each consecutive week thereafter, the Facility Limit will decrease by $25,000.

          b. Inventory Sublimit. Commencing on the opening of business on April 1, 1998 and on the opening of business on Wednesday (or, if not a Business Day, on the first Business Day thereafter) of each consecutive week thereafter, the "$6,000,000" referred to in subsection (b)(ii)(A) of the definition of "Borrowing Base" set forth in the Loan Agreement will decrease by $25,000.

     2. Covenant Modifications. The following provisions of the Loan Agreement are hereby modified as follows:

               (1) Effective as of January 1,1998, Subsection (A) of Section 9.3 of the Loan Agreement is hereby deleted and Subsections (B), (C) and (D) of Section 9.3 of the Loan Agreement are hereby amended and restated in their entirety as follows:

                    "(B) Minimum Adjusted Tangible Net Worth.
Maintain on a consolidated basis at all times an Adjusted
Tangible Net Worth of not less than the amount shown below for the period corresponding thereto:

     Period
                                   Amount

     As of 3/31/98
                                             $ 5,750,000
     As of 6/30/98
                                             $ 6,500,000
     As of 9/30/98
                                             $ 6,500,000
     As of 12/31/98 and at
          all times thereafter               $ 7,500,000

                    (C)  Cash Flow.  Achieve Cash Flow of not
less than the amount shown below for the period corresponding thereto:

     Period
                                             Amount

     The three months ending March 31, 1998       <$  500,000>
     The six months ending June 30, 1998               $  500,000
     The nine months ending September 30, 1998         $  500,000
     The twelve months ending December 31, 1998
          and for the twelve months ending on
          the last day of each subsequent month   $1,000,000

                    (D)  Consolidated Cash Flow.  Achieve
Consolidated Cash Flow of not less than the amount shown below for the period corresponding thereto:

     Period
                                             Amount

     The three months ending March 31, 1998       <$  500,000>
     The six months ending June 30, 1998               $  500,000
     The nine months ending September 30, 1998         $  500,000
     The twelve months ending December 31, 1998
          and for the twelve months ending on
          the last day of each subsequent month   $1,000,000."

               (2)  Effective as of January 1, 1998, the
definition of "Adjusted Tangible Net Worth" is hereby modified in order to delete subsection (iii) thereof in its entirety.

               (3) Lender hereby waives any Default or Event of Default arising from noncompliance by Borrower as of December 31, 1997 with the covenants set forth in Subsections (B), (C) and (D) of Section 9.3 of the Loan Agreement as in effect prior to the amendment thereof pursuant to the forgoing.

     3. Conditions. As a condition to the effectiveness of the other terms and provisions hereof, Borrower will, prior to or concurrently with the execution hereof, pay to Lender an amendment fee in the amount of $10,000.

     4. Reimbursement of Expense. Borrower shall, upon Lender's demand, reimburse Lender for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Lender in the negotiation and preparation of this Amendment.

     5. Reaffirmation. Borrower hereby confirms that except to the extent set forth above, the Loan Agreement and other Loan Documents will remain unchanged and in full force and affect and Borrower hereby ratifies and reaffirms all of its obligations thereunder and agrees that all Collateral, liens, and security interests at any time granted by Borrower to Lender shall continue unimpaired and in full force and effect and shall continue to cover and secure all Obligations. In consideration of Lender's undertakings herein, Borrower hereby releases, remises and forever discharges (and agrees never to assert, defend or counterclaim against) Lender, its agents, representatives, employees, successors and assigns, whether such persons are known or unknown, from all actions, suits, claims, covenants, judgments, liabilities, rights, setoffs, demands and defenses of every kind and nature whether now known or unknown or now or hereafter existing or arising, at law or in equity, which Borrower now has, arising from or related to any act or omission by Lender or any such agents, representatives, employees, successors or assigns through the date hereof in connection with the consideration, negotiation, consummation, administration and/or enforcement of the Loans and/or the Loan Documents, including this Amendment.

     6. Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

ATTEST:                            RHEOMETRIC SCIENTIFIC, INC.

/s/ Matthew Bilt                   By: /s/ Joseph Musanti
_______________________                ______________________
Vice President                     Title: V.P. Finance
                                          ___________________


ATTEST:                            FLEET CAPITAL CORPORATION
                                   ("Lender")


/s/Lisa Giampaolo
______________________             By:/s/ John W. Stanescki
Asst. Secretary lisa Giampaolo        ____________________
                                   Title: V.P.
                                          ________________